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                                                                    EXHIBIT 10.1

                     EXECUTIVE RETIREMENT PAYMENT AGREEMENT

      THIS EXECUTIVE RETIREMENT AGREEMENT ("Agreement"), dated as of the 31st day of March, 2004, is made and entered into by and between DAVID SMITH ("Executive") and PANHANDLE STATE BANK, an Idaho corporation ("PSB"). This Agreement has been ratified by INTERMOUNTAIN COMMUNITY BANCORP ("IMCB"), the parent company of PSB.

                                    Recitals

      A.    Executive is currently employed by PSB as a Senior Vice President.

      B. Executive and PSB had previously entered into an Executive Severance Agreement, dated September 15, 1999 ("Severance Agreement").

      C. Executive and PSB would like to make provisions for retirement of Executive and to replace the Severance Agreement by substituting this Agreement in its stead.

      NOW, THEREFORE, for and in consideration of the above, the mutual covenants, terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    Agreement

      1. Definitions. The following terms shall have the meanings shown below, opposite each such term:

            "Affiliate" means, with respect to PSB, any corporation or entity, that controls, is controlled by, or is under common control with PSB. As used herein, the term "control" means the ownership, directly or indirectly, of issued and outstanding shares of stock or other equity interests entitled to more than fifty percent (50%) of the voting rights represented thereby.

            "Agreement" is defined in the first paragraph hereof.

            "Cause" means the occurrence of any of the following events:

                  (i) Executive engages in willful misfeasance or gross negligence in the performance of his duties as an employee of PSB or any of its Affiliates;

                  (ii) Executive is convicted of a crime in connection with the performance of his duties as an employee of PSB or any of its Affiliates; or

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                  (iii) Executive engages in conduct demonstrably and
                        significantly harmful to the financial condition of PSB or any of its Affiliates.

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            "Disabled" means a physical or mental impairment that both renders
            Executive incapable of substantially performing the essential functions of his position and is expected to continue for the reasonably foreseeable future, as determined by PSB in its sole discretion.

            "Executive" is defined in the first paragraph hereof.

            "PSB" is defined in the first paragraph hereof.

            "Retirement Date" means the later of (i) May 1, 2005, or (ii) the date Executive ceases to be an employee of PSB and its Affiliates.

            "Retirement Payment Amount" means the sum of two hundred thousand dollars ($200,000), plus up to eight thousand dollars ($8,000) for reimbursement of medical and dental benefits.

            "Severance Agreement" is defined in paragraph B of the Recitals hereof.

      2. Termination of Severance Agreement. Executive and PSB hereby agree that the Severance Agreement is terminated as of the date hereof, without the need for further action on the part of any person.

      3. Retirement Payments. Under the terms and conditions set forth in this Agreement (including, without limitation, paragraph 4), Executive shall be entitled to receive from PSB, and PSB shall be obligated to pay to Executive, the Retirement Payment Amount. Such amount shall be paid at the times and in the manner described below:

                  a. Timing of Payments. The chief executive officer of PSB shall determine, in his or her sole discretion, the date following the Retirement Date on which PSB shall commence payment of the Retirement Payment Amount, which date shall be no later than May 1, 2006.

                  b. Manner of Payment. PSB shall pay the two hundred thousand dollar ($200,000) portion of the Retirement Payment Amount to Executive in twenty-four (24) equal monthly installments, without interest, of one twenty-fourth (1/24th) of two hundred thousand dollar ($200,000) each, with the first such installment being due and payable on the date described in paragraph 3.a and subsequent installments being due and payable on the same date in each subsequent month in the payment period. PSB shall pay the reimbursement of medical and dental benefits portion of the Retirement Payment Amount to Executive, from time to time, upon receipt of evidence reasonably satisfactory to it that Executive has paid for such benefits for himself or members of his household.

      4. Termination for Cause. Notwithstanding any contrary provisions of this Agreement, PSB shall have no obligation to pay Executive, and Executive shall have no right to

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            receive, any part of the Retirement Payment Amount if Executive is terminated from employment with PSB or any of its Affiliates for Cause.

      5. Death or Disability. Notwithstanding any contrary provisions of this Agreement, if Executive becomes Disabled or dies prior to the Retirement Date, PSB shall pay the entire Retirement Payment Amount to Executive or Executive's estate, as the case may be, within sixty
            (60) days after such event.

      6. Not An Employment Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon Executive a right to be employed by PSB or any of its Affiliates. Except with respect to the Retirement Payment Amount, this Agreement shall have no effect on the determination of compensation payable by PSB to Executive or the other terms of Executive's employment with PSB. The specific arrangements referred to herein are not intended to exclude other benefits that may be available to Executive upon a termination of employment with PSB pursuant to employee benefit plans of PSB or otherwise.

      7. Withholding. Notwithstanding any contrary provisions of this Agreement, PSB shall withhold from the Retirement Payment Amount, and pay to the appropriate government agencies, all taxes that PSB is required by law to so withhold and pay. Amounts so withheld and paid shall be treated as having been paid to Executive hereunder, and PSB shall be relieved from further liability to Executive for such amounts.

      8. Assignability. PSB may assign the Agreement, and its rights and obligations hereunder, to any corporation, bank or other entity with or into which PSB may hereafter merge or consolidate, or to which PSB may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of PSB hereunder, as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement, or its rights and obligations hereunder. Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. Entire Agreement. This agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes the Severance Agreement and all agreements and rights superceded by, or waived under, the Severance Agreement.

      10. Funding. In the event PSB decides to fund its obligations hereunder by setting aside assets, crediting a special account, creating reserves, purchasing insurance policies or through any other means whatsoever, Executive shall have no rights therein, but shall remain, at all times, an unsecured general creditor of PSB with respect to any claims it may have to payments under this Agreement.

      11.   General Provisions.

                  a. Choice of Law. This Agreement is made with reference to, and shall be construed in accordance with, the laws of the State of Idaho.

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                  b.    Arbitration. Any dispute, controversy or claim arising
                        out of, in connection with, or relating to this Agreement or any breach or alleged breach hereof, shall, upon the request of any party involved, be submitted to, and be settled by, arbitration pursuant to the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court having jurisdiction over the parties or the matter. The arbitrator shall render a written decision, naming the substantially prevailing party in the action, and shall award to such party all costs and expenses incurred in the dispute, including reasonable attorneys' fees.

                  c. Attorney Fees. In the event of a breach of, or default under, this Agreement that results in either party incurring attorney or other fees, costs or expenses (including in arbitration), the substantially prevailing party shall be entitled to recover from the non-prevailing party any and all such fees, costs and expenses, including attorneys' fees.

                  d. Successors. This Agreement shall bind and inure to the benefit of the parties and each of their respective affiliates, legal representatives, heirs, successors and assigns.

                  e. Amendment. This Agreement may be amended only by a writing signed by the parties.

                  f. Headings. The headings of sections and paragraphs of this Agreement have been included for convenience of reference only and shall not be construed to modify or otherwise affect in any respect any of the provisions of the Agreement.

IN WITNESS WHEREOF, each of the parties have executed, or have caused its duly authorized representative to execute, this Agreement, which shall be effective as of the date first stated above.

PANHANDLE STATE BANK,
an Idaho corporation

By: /s/ Curt Hecker                        /s/ David Smith
    -----------------------------          -------------------------------
    Chief Executive Officer                David Smith

Date: 3/31/04                              Date: 4/12/04

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AGREED TO AND RATIFIED by:

IMCB
Intermountain Community Bancorp

By: /s/ Curt Hecker
    --------------------------------------
    Curt Hecker
    President and Chief Executive Officer

Date: 3/31/04

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